UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2016

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	Entry INTO A MATERIAL DEFINITIVE AGREEMENT.

Renewal of Advisory Agreement

On December 22, 2016, Sentio Healthcare Properties, Inc. (the “Company”) entered a renewal agreement with Sentio Investments, LLC (the “Advisor”) to renew the advisory agreement initially dated as of January 1, 2013 (the “Advisory Agreement”) for an additional one-year term to commence on January 1, 2017; provided, however, that if the date by which the Company must transition to an internal management structure pursuant to the Transition Agreement (as defined below) is not extended or if the Company internalizes in accordance with the current terms of the Transition Agreement, then the Advisory Agreement shall terminate February 10, 2017. The provisions of the Advisory Agreement as renewed are unchanged except to the extent such provisions were previously amended in accordance with the Transition to Internal Management Agreement by and among the Company, Sentio Healthcare Properties OP, L.P., the Advisor and Sentinel RE Investment Holdings LP, an affiliate of KKR & Co. L.P., dated February 10, 2013 and amended on April 8, 2014 and February 24, 2015 (the “Transition Agreement”). A description of the material terms of the Transition Agreement was previously provided in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 12, 2013, April 10, 2014 and February 27, 2015.

Pursuant to the terms of the Advisory Agreement, the Advisor is responsible for managing, operating, directing and supervising the operation of the Company and its assets. Generally, the Advisor will be responsible for providing the Company with (i) property acquisition, disposition and financing services, (ii) asset management and operational services, including real estate services and financial and administrative services, and (iii) stockholder services.

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Chief Financial Officer

On December 22, 2016, Ms. Sharon Kaiser tendered her resignation as Chief Financial Officer, Treasurer and Secretary of the Company, effective as of January 1, 2017. There is no disagreement between Ms. Kaiser and the Company on any matter relating to the Company’s financial condition or financial reporting.

Effective upon Ms. Kaiser’s departure, the board of directors has appointed Spencer Smith, age 34, as Chief Financial Officer, Treasurer and Secretary of the Company. As of January 1, 2017, Mr. Smith will also serve as Chief Financial Officer of the Advisor. Mr. Smith has been employed by the Advisor since November 2013 and has served as its Senior Vice President from 2013 to present. In this role he was responsible for investment strategy and execution, capital markets initiatives, and corporate finance. Prior to joining the Advisor, Mr. Smith was with Aisling Capital, a healthcare-dedicated private equity fund in New York City as an associate from 2010 to 2013 and as an analyst from 2006 to 2008. His role at Aisling focused on investment sourcing, evaluation, and execution in the life sciences sector. Prior to joining Aisling, Mr. Smith was a Business Analyst in the Pharmaceuticals and Medical Products practice at McKinsey & Company.

Mr. Smith received his M.B.A. from The Wharton School at the University of Pennsylvania, where he was a Palmer Scholar. He received his A.B. from Princeton University, awarded magna cum laude in Economics.

Item 9.01	Financial statements and exhibits.

(d) Exhibits

Exhibit no.	Description of Exhibit

10.1	Renewal Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: December 27, 2016	By:	/s/ John Mark Ramsey
John Mark Ramsey
President, Chief Executive Officer and Director